UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005 (September 21, 2005)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On September 21, 2005, Nationwide Financial Services, Inc. (NFS) issued a press release announcing that it had priced a public offering for $200.0 million of 5.10% Senior Notes due 2015. NFS intends to use the net proceeds of the offering for the redemption of all of its outstanding 7.10% Junior Subordinated Deferrable Interest Debentures, which are due in 2028 and are held by Nationwide Financial Services Capital Trust II. The redemption is scheduled to take place on September 28, 2005.

A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Also on September 21, 2005, the following rating agencies issued press releases related to the Senior Notes:

•	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., issued a press release announcing that it had assigned its ‘A-’ senior debt rating to the Senior Notes.

•	A.M. Best Company, Inc. issued a press release announcing that it had assigned its ‘a-’ rating to the Senior Notes with a stable outlook.

On September 22, 2005, Fitch Ratings Ltd. (Fitch) issued a press release announcing that it had assigned its ‘A-’ rating to the Senior Notes. Fitch also affirmed its ‘A-’ long-term issuer rating and the ratings on all outstanding NFS debt. The rating outlook is stable.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1	Press release dated September 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: September 22, 2005	/s/ M. Eileen Kennedy
M. Eileen Kennedy Senior Vice President – Chief Financial Officer